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                                                                     Exhibit 5.1

           [LETTERHEAD OF KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP]















                                                                  (212) 836-8000

                                November 6, 1996


ProSource, Inc.
550 Biltmore Way
Coral Gables, Florida  33134

Gentlemen:

                  We have acted as counsel to ProSource, Inc. (the "Company"), in connection with its registration statement on Form S-1 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (File no. 333-11499), relating to the proposed offering of up to 3,400,000 shares of its Class A Common Stock, par value $.01 per share (the "Shares") to be offered to the public (including 510,000 shares which may be so offered pursuant to an over-allotment option granted to the underwriters).

                  In that connection, we have reviewed the certificate of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement, and such other documents and proceedings as we have deemed appropriate.

                  On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that, when issued in accordance with the terms set forth in the Registration Statement, the Shares to be offered by the Company have been duly authorized and will be duly and validly issued, fully paid and nonassessable.

                  We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

                                                    Very truly yours,


                                                     /s/ Kaye, Scholer, Fierman,
                                                         Hays & Handler, LLP